UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 23, 2019
LIMESTONE BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LMST	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

Item 1.01.     Entry into a Definitive Material Agreement.

Issuance of Subordinated Notes

On July 23, 2019, Limestone Bancorp, Inc. (the “Company”) entered into Subordinated Note Purchase Agreements (collectively, the “Purchase Agreement”) with certain qualified institutional buyers and institutional accredited investors (the “Purchasers”) pursuant to which the Company sold and issued $17.0 million in aggregate principal amount of its 5.75% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Notes”). The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Company intends to use the proceeds from the offering to contribute to Limestone Bank, Inc. (the “Bank”), its wholly-owned subsidiary bank, $10.0 million of Common Equity Tier-1 Capital and to pay down the Company’s senior debt $5.0 million.  The remaining proceeds will be used for general corporate purposes.  The fees of the placement agents and other costs of issuance will be paid directly by the Company from cash on hand.

The Notes have a ten-year term and, from and including the date of issuance to but excluding July 31, 2024, will bear interest at a fixed annual rate of 5.75%, payable semi-annually in arrears. From and including July 31, 2024 to but excluding the maturity date or early redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then-current three-month LIBOR (provided, however, that in the event three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero) plus 395 basis points, payable quarterly in arrears.  The Notes are redeemable, in whole or in part, on July 31, 2024, on any scheduled interest payment date thereafter and at any time upon the occurrence of certain events. The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

The Notes were issued under an Indenture, dated July 23, 2019 (the “Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee. The Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. The Notes are unsecured, subordinated obligations of the Company only and are not obligations of, and are not guaranteed by, any subsidiary of the Company. The Notes rank junior in right to payment to the Company’s current and future senior indebtedness. The Notes are intended to qualify as Tier 2 capital for regulatory capital purposes for the Company.

The form of the Indenture, the form of Note, and the form of the Purchase Agreement are attached as Exhibits 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Indenture, the Note, and the Purchase Agreement are summaries and are qualified in their entirety by reference to the relevant Exhibits to this Current Report on Form 8-K.

Branch Purchase and Assumption Agreement

On July 24, 2019, Limestone Bank, Inc., the wholly-owned subsidiary of Limestone Bancorp, Inc., entered into a Branch Purchase and Assumption Agreement to acquire four branch banking centers located in the Kentucky cities of Elizabethtown, Frankfort, and Owensboro from Louisville, Kentucky based Republic Bank and Trust (the “Seller”).

Under the terms of the agreement, Limestone Bank will acquire the four branch offices which includes $153 million in deposits and $112 million in loans. In addition, Limestone will acquire substantially all the fixed assets of these locations.  The transaction has received approvals from each party’s board of directors and is expected to close in the fourth quarter of 2019, subject to regulatory approvals and other customary closing conditions. The transaction includes an all-in blended deposit premium of approximately 6%.  The final calculated premium will be primarily based on the trailing 10-day average amount of the deposits as of the closing date, as well as the branch location for the deposits.

The form of the Branch Purchase and Assumption Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Branch Purchase Agreement is qualified in its entirety by reference to Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and the full text of the Indenture and form of Note, which are attached hereto as Exhibits 4.1 and 4.2, respectively, are incorporated by reference into this Item 2.03.
Item 9.01.     Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Branch Purchase and Assumption Agreement between Republic Bank & Trust Company and Limestone Bank, Inc. dated July 24, 2019.

4.1	Indenture, dated July 23, 2019, by and between Limestone Bancorp, Inc. and Wilmington Trust National Association, as trustee.

4.2	Form of 5.75% Fixed-to-Floating Subordinated Notes due 2029 of of Limestone Bancorp, Inc.

10.1	Form of Subordinated Note Purchase Agreement, dated July 23, 2019, by and among Limestone Bancorp, Inc. and the Purchasers.

99.1	Press release issued July 25, 2019.

*	Schedules and similar attachments to the Purchase and Assumption Agreement have been omitted Omitted pursuant to Item 601(a)(5) of Regulation S-K.
A copy of any omitted schedule or similar attachment will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIMESTONE BANCORP, INC.

Date: July 25, 2019	By:	/s/ Phillip W. Barnhouse
Chief Financial Officer

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